EXHIBIT 4.3

[SPECIMEN WARRANT CERTIFICATE]

NUMBER W______	WARRANTS

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK TIME, _____________, 2010)

SYMMETRY HOLDINGS INC.

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received ,_____________________, is the registered holder (the “holder”) of ________________ Warrants, expiring at 5:00 p.m. New York time on ___________, 2010 and entitling the holder, upon exercise after the date specified in the second to penultimate sentence of this paragraph, to purchase one fully paid and non-assessable share of common stock, par value $.001 per share (the “Shares”), of SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate, at the price of $5.50 per Share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office of the Warrant Agent identified below in accordance with the Warrant Agreement (as defined below; capitalized terms used without definition in this Warrant Certificate shall have the meanings given to them in the Warrant Agreement).

Each Warrant shall become exercisable on the later of (i) the Company’s consummation of the Initial Business Combination or (ii) __________, 2007. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable upon exercise of a Warrant, may, subject to certain conditions, be adjusted.

This Warrant Certificate and the Warrants evidenced hereby have been issued pursuant to the Warrant Agreement dated _________, 2006 between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agreement”). Notwithstanding anything contained herein to the contrary, this Warrant Certificate and the Warrants evidenced hereby shall be governed by and be subject to the conditions, limitations and provisions set forth in the Warrant Agreement.

        The Company shall not be obligated to deliver any securities pursuant to the exercise of any Warrant evidenced by this Warrant Certificate and shall have no obligation to settle in any other manner the Warrant exercise unless a registration statement under the Securities Act with respect to the issuance of the securities that shall have been issuable upon such exercise is effective and unless issuance of such securities is qualified or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder of the

Warrant evidenced by this Warrant Certificate resides. If such registration statement is not effective or the issuance of such securities is not exempt as described in the preceding sentence, the registered holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event shall the Company be liable for, or shall any registered holder of Warrants be entitled to receive, (a) any net-cash settlement or other consideration in lieu of physical settlement in securities or (b) physical settlement in securities upon exercise of any Warrant due to the inability to exercise any Warrant, or otherwise, unless the conditions and requirements set forth in Sections 3.3.3 and 7.4 of the Warrant Agreement shall have been satisfied. Except with respect to the right to receive the Redemption Price (as set forth in Section 6 of the Warrant Agreement), each Warrant not exercised on or before such time as the Expiration Date will become void, and all rights thereunder and all rights in respect thereof under the Warrant Agreement will expire.

Prior to the commencement of and during the Exercise Period, the Company must use commercially reasonable best efforts to file with the Securities and Exchange Commission any post-effective amendment to the Registration Statement, a new registration statement or any other filings with the Commission necessary to cause to become effective and to maintain the effectiveness of the registration under the Securities Act of the issuance of the Common Stock issuable upon exercise of any Warrant evidenced by this Warrant Certificate, which obligations will terminate upon the expiration or redemption thereof in accordance with the provisions of the Warrant Agreement (or, if the Company completes a going private transaction prior to such expiration or redemption, at such time as such transaction is completed). Notwithstanding anything contained in the Warrant Agreement to the contrary, the Company may deliver unregistered shares of Common Stock upon exercise of any Warrant evidenced by this Warrant Certificate and will have no liability to any person for delivering any such unregistered shares.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, the holder would be entitled to receive a fractional Share, the Company will, upon exercise, issue that number of Shares obtained by rounding such fractional share to the nearest whole number.

Upon exercise of less than the total number of Warrants evidenced by this Warrant Certificate, the Warrant Agent shall issue to the holder a new Warrant Certificate of like tenor and evidencing the number of Warrants not so exercised.

Upon due presentment for exchange or transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the holder or transferee, as applicable, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable transfer tax.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate and the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

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Neither this Warrant Certificate nor any of the Warrants evidenced hereby entitle the holder to any of the rights of a stockholder of the Company.

The Company may redeem the Warrants, in whole and not in part, at a price of $.01 per warrant at any time after the Warrants become exercisable, by giving 30 days’ prior written notice of redemption, if, and only if, the last sales price of the Common Stock has been at least $11.00 per share, on each of twenty (20) trading days within the thirty (30) trading day period ending on the third Business Day prior to the date on which notice of redemption is given. The right to exercise the Warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a Warrant will have no further rights except to receive, upon surrender of the Warrants, the redemption price. The Warrant Agreement provides that, upon the occurrence of certain events, the $11.00 minimum last sales price at which the Warrants become subject to redemption, may, subject to certain conditions, be adjusted.

This certificate is not valid unless countersigned and registered by the Warrant Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

By:_______________________________	By:_______________________________
Chief Executive Officer	President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:________________________________

Name:
Title:

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ______________________ as Custodian for
_______________________

(Cust)	(Minor)

under Uniform Gifts to Minors Act of ________________________ (State)

Additional abbreviations may also be used though not in the above list.

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EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned holder, _______________, hereby irrevocably elects to exercise ______________________ (_________) Warrants evidenced by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of and be delivered to

____________________________________________________________________             ______

_____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, requests that a new Warrant Certificate of like tenor for the balance of such Warrants be registered in the name of, and delivered to, the holder at the address stated below.

__________________________________       (Signature)

NOTICE: The signature to this form must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

__________________________________	(Dated)

__________________________________
(Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

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ASSIGNMENT FORM

To Be Executed by the Holder in Order to Transfer Warrants

For value received, the undersigned holder, _________________________________, hereby sells, assigns and transfers unto _____________________________________________________________________________________

_____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

Warrants represented by the within Warrant Certificate, and does hereby irrevocably constitute and appoint

______________________________________ Attorney to transfer the said Warrants on the books of the within-named Corporation and Warrant Agent with full power of substitution in the premises.

__________________________________       (Signature)

NOTICE: The signature to this form must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

__________________________________	(Dated)

__________________________________
(Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).

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